Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO   80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form 10-K, Annual Report under Section 13 or 15(d) of the Securities
Exchange Act of 1934, of our report dated September 16, 2007, relating to the consolidated financial statements of
Flex Resources Co., Ltd., a Nevada corporation, for the period ending July 31, 2007.

Schumacher & Associates, Inc.
Denver, Colorado

October 27, 2008